EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To Boyd Gaming Corporation:

We consent to the incorporation by reference in Registration Statement Nos. 333-17941, 333-79895, 333-68130, 333-90840, and 333-119850 on Form S-8 of our report on the consolidated financial statements of Marina District Development Company, LLC and subsidiary dated March 9, 2005, appearing in this Annual Report on Form 10-K of Boyd Gaming Corporation and subsidiaries for the year ended December 31, 2004.

DELOITTE & TOUCHE LLP

Parsippany, NJ

March 9, 2005